EXHIBIT 21(i)

STRYKER CORPORATION
LIST OF SUBSIDIARIES
As of January 31, 2014

State or Country
Name of Subsidiary	of Incorporation

Alcott Indemnity Company	Vermont
Benoist Girard SAS	France
Cersys, Inc.	Delaware
Changzhou Orthomed Medical Instruments Company Limited	China
Colorado Biomedical, Inc.	Colorado
Concentric Medical Europe SARL	Belgium
Concentric Medical, Inc.	Delaware
Everest Biomedical Instruments Company	Delaware
Gaymar Industries, Inc.	New York
Howmedica International S. de R.L.	Panama
Howmedica Osteonics Corp.	New Jersey
Image Guided Technologies, Inc.	Colorado
Jiangsu Chuangyi Medical Instrument Company Limited	China
Mako Surgical, Inc.	Delaware
Medicycle, Inc.	Arizona
MediSearch, Inc.	Puerto Rico
Memometal, Inc.	Delaware
Memometal Technologies SAS	France
Memometal UK Limited	United Kingdom
MicroDexterity Systems, Inc.	Delaware
Nettrick Limited	Ireland
N.V. Stryker SA	Belgium
OOO Stryker	Russia
Orthomed (Hong Kong) Medical Instrument Company Limited	Hong Kong
Orthovita, Inc.	Pennsylvania
Orthovita UK Limited	United Kingdom
Osteo France SARL	France
OtisMed Corporation	California
ParaMed Corporation	Utah
Pficonprod Pty. Ltd.	Australia
PS Merger Sub, Inc.	Delaware
Shanghai Gongpin Trading Company Limited	China
SpineCore, Inc.	Delaware
SSI Divesture, Inc.	Massachusetts
Stryker (Shanghai) Healthcare Products Co., Ltd.	China
Stryker AB	Sweden
Stryker Acquisitions BV	The Netherlands

Stryker Asia Holdings CV	The Netherlands
Stryker Australia LLC	Delaware
Stryker Australia Pty. Ltd.	Australia
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker (Beijing) Healthcare Products Co. Ltd.	China
Stryker Beteiligungs GmbH	Germany
Stryker Biotech LLC	Michigan
Stryker Canada Holding Company	Canada
Stryker Canada LP	Canada
Stryker Canadian Management ULC	Canada
Stryker Capital BV	The Netherlands
Stryker China Limited	Hong Kong
Stryker Colombia SAS	Colombia
Stryker Communications, Inc.	Delaware
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker Czech Republic s.r.o.	Czech Republic
Stryker do Brasil Ltda.	Brazil
Stryker EMEA Supply Chain Services BV	The Netherlands
Stryker European Coordination Center BV	The Netherlands
Stryker European Holdings I, LLC	Delaware
Stryker European Holdings II, LLC	Delaware
Stryker Far East, Inc.	Delaware
Stryker Financial Services CV	The Netherlands
Stryker Foreign Acquisitions, Inc.	Delaware
Stryker France Holding SNC	France
Stryker France MM Holdings SAS	France
Stryker France SAS	France
Stryker GI Ltd.	Israel
Stryker GI Services CV	The Netherlands
Stryker Global Technology Center Private Limited	India
Stryker GmbH	Austria
Stryker GmbH & Co. KG	Germany
Stryker Hellas Limited Liability Company Trading in Medical Devices EPE	Greece
Stryker Holdings BV	The Netherlands
Stryker Hong Kong Holding Ltd	Hong Kong
Stryker Iberia, SL	Spain
Stryker IFSC Limited	Ireland
Stryker (India) Private Limited	India
Stryker International Holdings BV	The Netherlands
Stryker Ireland Holdings Limited	Ireland
Stryker Ireland Limited	Ireland
Stryker Italia SRL	Italy
Stryker Japan Holdings BV	The Netherlands
Stryker Japan KK	Japan
Stryker Korea Ltd.	Korea

Stryker Lebanon (Offshore) SAL	Lebanon
Stryker Leibinger GmbH & Co. KG	Germany
Stryker Luxembourg Holdings SARL	Luxembourg
Stryker Luxembourg SARL	Luxembourg
Stryker Mauritius Holding Ltd.	Mauritius
Stryker Medical Quebec LP	Canada
Stryker Medtech KK	Japan
Stryker Mexico, S.A. de C.V.	Mexico
Stryker Nederland BV	The Netherlands
Stryker Newplant AG	Switzerland
Stryker New Zealand Limited	New Zealand
Stryker NV Operations Limited	Ireland
Stryker-Osteonics SA	Switzerland
Stryker Pacific Limited	Hong Kong
Stryker Performance Solutions LLC	New Jersey
Stryker Polska Sp.z.o.o.	Poland
Stryker Portugal - Produtos Medicos Unipessoal, Lda.	Portugal
Stryker Puerto Rico Limited	Ireland
Stryker Real Estate BV	The Netherlands
Stryker Romania SRL	Romania
Stryker SA	Switzerland
Stryker Sales Corporation	Michigan
Stryker Servicios Administrativos S. de R.L. de C.V.	Mexico
Stryker Singapore Private Limited	Singapore
Stryker South Africa (Proprietary) Limited	South Africa
Stryker Spain Holding, SL	Spain
Stryker Spine SA	Switzerland
Stryker Spine SAS	France
Stryker Sustainability Solutions, Inc.	Delaware
Stryker (Suzhou) Medical Technology Co Ltd.	China
Stryker Tibbi Cihazlan Sanayi Ve Ticaret Limited	Turkey
Stryker Trauma GmbH	Germany
Stryker Trauma SA	Switzerland
Stryker Trauma SAS	France
Stryker UK Limited	United Kingdom
Stryker U.S. Holding LLC	Delaware
Stryker Verwaltungs GmbH	Germany
Surpass Medical, Ltd.	Israel
Trauson (China) Medical Instrument Company Limited	China
Trauson (Hong Kong) Company Limited	Hong Kong
Trauson Holdings (BV) Limited	British Virgin Islands
Trauson Holdings (Hong Kong) Company Limited	Hong Kong
Trauson Holdings Company Limited	Cayman Islands
Waterloo Bedding Co.	Canada

Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries.